Exhibit 99.1

February 3, 2011 – FOR IMMEDIATE RELEASE
Contact: Robert V. Lardon
203.328.3517
robert.lardon@harman.com

HARMAN Reports 82% Year-over-Year Increase in Operating Income

•	Earnings per Share increases year-over-year to $0.74 from $0.19

•	VW Group $1.2 billion award extends next-generation scalable platform to Premium-High infotainment

•	Liquidity increases to $1.3 billion, strengthened by new, 5-year $550 million credit facility

STAMFORD, CT, February 3, 2011 – Harman International Industries, Incorporated, the leading global audio and infotainment group (NYSE: HAR), today announced results for the second quarter ended December 31, 2010. Net sales for the quarter were $956 million, an increase of 3 percent compared to the same period last year, or 7 percent excluding the portable navigation device (PND) business exited in the prior year. In local currency, net sales increased by 8 percent (13 percent excluding PND). Second quarter operating income was $68 million, an improvement of $31 million compared to the same period last year. Earnings from continuing operations per diluted share were $0.74 for the quarter compared to $0.19 in the same period last year. On a non-GAAP basis, earnings from continuing operations were $0.79 compared to $0.36 in the same period last year.

“We are executing our strategic plan very well and have achieved a fifth consecutive quarter of top and bottom line growth,” said Dinesh C. Paliwal, the Company’s Chairman, President and CEO. “We remain focused on growing and developing our talent pool, increasing the speed of innovation, flawless project execution and best-in-class cost structure. We continue to balance our footprint in western and emerging markets and strengthen our capabilities globally to take advantage of rapid growth in emerging markets. The adoption of our next generation scalable platform is gaining momentum. Our long term partner Toyota successfully introduced this new system at CES. Additionally, we won a significant award from Volkswagen Group, extending our scalable platform into the Premium-High category.”

FY 2011 Key Figures – Total Company	Three Months Ended December 31				Six Months Ended December 31
All figures from continuing operations unless otherwise noted			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY11	3M FY10	Nominal	Local Currency[1]	6M FY11	6M FY10	Nominal	Local Currency[1]
Net sales	956	928	3%	8%	1,793	1,677	7%	13%
Gross profit	269	252	7%	12%	493	444	11%	17%
Percent of net sales	28.1%	27.1%			27.5%	26.5%
SG&A	201	214	(6%)	(2%)	383	411	(7%)	(2%)
Operating income	68	37	82%	88%	111	33	n.m.	n.m.
Percent of net sales	7.1%	4.0%			6.2%	2.0%
Net Income from continuing operations attributable to Harman International Industries, Incorporated	53	13	n.m.	n.m.	80	2	n.m.	n.m.
Diluted earnings per share from continuing operations attributable to Harman International Industries, Incorporated	0.74	0.19			1.13	0.03
Restructuring-related costs	5	4			2	8
Goodwill impairment charge	0	9			0	12
Net Income from discontinued operations	0	3			0	5
Diluted earnings per share from Discontinued Operations	0.00	0.04			0.00	0.07
Non-GAAP from continuing operations[1]
Gross profit	271	254	6%	11%	494	447	11%	16%
Percent of net sales	28.3%	27.4%			27.6%	26.7%
SG&A	198	204	(3%)	2%	382	394	(3%)	2%
Operating income	73	50	45%	49%	113	53	112%	112%
Percent of net sales	7.6%	5.4%			6.3%	3.2%
Net Income from continuing operations attributable to Harman International Industries, Incorporated	56	26	120%	133%	82	20	n.m.	n.m.
Diluted earnings per share from continuing operations attributable to Harman International Industries, Incorporated	0.79	0.36			1.14	0.28
Shares outstanding – diluted (in millions)	72	71			71	71

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

“We are now clearly seeing the results of the transformation we have engineered at HARMAN,” said Paliwal. “We are improving profitability across all of our divisions. Our $13 billion in awarded business gives us excellent confidence in our revenue stream going forward. We are very excited about our recent interactions with stakeholders on several continents marking a new era of collaboration unsurpassed in HARMAN’s history.”

Summary of Continuing Operations

Gross margin increased to 28.1 percent for the second quarter ended December 31, 2010, an improvement of 1.0 percentage point. Gross margin on a non-GAAP basis increased to 28.3 percent for the second quarter, an improvement of 0.9 percentage points. SG&A expense as a percentage of sales on a non-GAAP basis for the second quarter declined by 1.3 percentage points to 20.7 percent. The Company’s improved operating margin was primarily driven by lower engineering costs, higher sales, and improved productivity. HARMAN is near completion of its $400 million STEP Change cost-savings program and has achieved $393 million in permanent savings through December 31, 2010, compared to a target of $348 million.

Strategic Initiatives

During the Second Quarter, HARMAN embarked on one of its most progressive private – public partnerships in China. The Company broke ground in the northern city of Dandong for a new R&D and manufacturing complex. With continued support from the local government, this 430,000 square foot facility will serve the automotive, professional and consumer divisions by summer 2011. Once completed, this facility will become HARMAN’s largest site worldwide, complementing existing Chinese operations in Shanghai, Shenzhen and Suzhou. The aggressive build-up of HARMAN’s automotive capability in China positions the Company well to serve the world’s largest automotive market, expected to reach more than 30 million vehicles by 2015.

Global Footprint Optimization

In addition to steps taken in China to position HARMAN for the future, the Company continues to take decisive action to balance its global footprint in mature and emerging markets, including planned expansions of its presence in Hungary and Mexico. The Company also made the decision to close its Washington, Missouri manufacturing facility by 2012, and shift some production to HARMAN’s Franklin, Kentucky plant making it the flagship for automotive manufacturing in North America.

Leadership in Connectivity and Driver Safety

HARMAN made its presence known at CES with news of its partnership with Sierra Wireless to bring 4G/LTE broadband connectivity to the car. This collaboration underlines HARMAN’s commitment to lead the automotive industry in innovations that address the growing demand for in-vehicle mobile broadband applications. The Company also announced that its cloud-based Aha Radio™ platform was chosen by another industry player to safely connect drivers to the world around them with on-demand, interactive, personalized radio and social media content —making HARMAN’s platform the base for future connectivity.

HARMAN unveiled its scalable, multimedia system in cooperation with leading automaker Toyota. The Toyota Entune™ multimedia system was debuted at CES and will be first offered on select Toyota vehicles beginning later in 2011. The new system complements HARMAN’s long-standing relationship in providing premium audio systems from its JBL brand to Toyota.

Finally, the Company revealed details of its collaboration with Nuance to pioneer solutions that leverage innovative text-to-speech and speech-to-text technologies that enable safer in-car SMS text and email messaging. The Company is striving to bring the best advances in connectivity and multimedia features into the car for its OEM customers, while ensuring drivers keep their hands on the wheel and eyes on the road.

Investor and Analyst Call on February 3, 2011

On February 3, 2011 at 11:00 a.m. EST, HARMAN’s management will host an analyst and investor conference call to discuss the second quarter results. Those who wish to participate via audio in the earnings conference call scheduled at 11:00 a.m. EST should dial 800-954-0624 (U.S.) or +1 (212) 231-2932 (International) ten minutes before the call and reference HARMAN Access Code 21507780.

A replay of the call will also be available following its completion at approximately 1:00 p.m. EST. The replay will be available through April 1, 2011 at 1:00pm. To listen to the replay, dial (800) 633-8284 (U.S.) or +1 (402) 977-9140

(International), Access Code: 21507780. If you need technical assistance, call the toll-free Global Crossing Customer Care Line at (800) 473-0602 (US) or +1 (303) 446-4604 (International).

NOTE: In addition, HARMAN invites you to visit the Investors section of its website at: www.harman.com where visitors can sign-up for email alerts and conveniently download copies of historical earnings releases and supporting slide presentations, among other documents.

General Information

HARMAN (www.harman.com) designs, manufactures and markets a wide range of audio and infotainment solutions for the automotive, consumer and professional markets – supported by 15 leading brands including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon® and Mark Levinson®. The Company is admired by audiophiles across multiple generations and supports leading professional entertainers and the venues where they perform. More than 20 million automobiles on the road today are equipped with HARMAN audio and infotainment systems. HARMAN has a workforce of about 11,800 people across the Americas, Europe and Asia, and reported sales of $3.5 billion for the twelve months ended December 31, 2010. The Company’s shares are traded on the New York Stock Exchange under the symbol NYSE:HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. HARMAN does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. One should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited (1) our ability to maintain profitability in our automotive division if there are delays in our product launches which may give rise to significant penalties and increased engineering expense; (2) the loss of one or more significant customers, or the loss of a significant platform with an automotive customer; (3)warranty obligations for defects in our products; (4) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro; (5) our ability to successfully implement our global footprint initiative, including achieving cost reductions and other benefits in connection with the restructuring of our manufacturing, engineering, procurement and administrative organizations; (6) the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (7) our ability to attract and retain qualified senior management and to prepare and implement an appropriate succession plan for our critical organizational positions; (8) our failure to implement and maintain a comprehensive disaster recovery program; (9) our failure to comply with governmental rules and regulations, including the Foreign Corrupt Practices Act and U.S. export control laws, and the cost of compliance with such laws; (10) our ability to maintain a competitive technological advantage through innovation and leading product designs; (11) acceptance of our mid-platform infotainment systems by original equipment manufacturers and consumers; (12) the outcome of pending or future litigation and other claims, including, but not limited to, the current stockholder and Employee Retirement Income Security Act of 1974 lawsuits; (13) our ability to enforce or defend our ownership and use of intellectual property rights; (14) our ability to achieve the intended benefits and anticipated savings of our STEP Change cost reduction initiatives; and (15) other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and other filings made by the Company with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement, except as required by law. This press release also makes reference to the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs and open replacement programs, less phased-out and cancelled programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new and replacement programs, foreign currency exchange rates and the timing of major program launches.

HAR-E

APPENDIX

Automotive Division

FY 2011 Key Figures – Automotive	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY11	3M FY10	Nominal	Local Currency[1]	6M FY11	6M FY10	Nominal	Local Currency[1]
Net sales	664	668	(1%)	5%	1,271	1,211	5%	12%
Gross profit	165	168	(1%)	4%	307	293	5%	11%
Percent of net sales	24.9%	25.1%			24.1%	24.2%
SG&A	109	138	(21%)	(16%)	214	269	(20%)	(14%)
Operating income	56	30	90%	90%	92	25	n.m.	n.m.
Percent of net sales	8.4%	4.4%			7.3%	2.0%
Restructuring-related costs	4	1			5	4
Goodwill impairment charge	0	9			0	12
Non-GAAP[1]
Gross profit	167	170	(2%)	4%	308	295	4%	11%
Percent of net sales	25.2%	25.4%			24.3%	24.4%
SG&A	107	130	(18%)	(12%)	211	254	(17%)	(10%)
Operating income	60	40	52%	52%	97	41	136%	127%
Percent of net sales	9.1%	5.9%			7.6%	3.4%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

Net sales in the second quarter were $664 million, a decrease of 1 percent, primarily based on unfavorable foreign currency translation and the exit of the PND business. Sales increased by 5 percent in local currency in comparison to the same period last year. When adjusted for the exit of the PND business, automotive sales grew 6 percent (12% in local currency). Gross margin on a non-GAAP basis in the second quarter decreased slightly to 25.2 percent from 25.4 percent. SG&A expense on a non-GAAP basis in the second quarter was $107 million compared to $130 million in the prior year. The improvement was primarily driven by lower engineering expense and positive currency translation.

Automotive Division Highlights

HARMAN announced during the quarter that it was awarded a $1.2 billion contract by the Volkswagen Group to provide next-generation scalable infotainment systems for the Premium-High category. This competitive win extends the Company’s VW Group customer base beyond Audi and Porsche to include Bentley, Lamborghini, Seat, Skoda and Volkswagen. The new multimedia-driven system will offer a sophisticated set of features including dynamic navigation, brilliant graphics, Internet access, and wireless connectivity. Additionally, HARMAN delivered the first integrated navigation and infotainment systems for BMW in India.

Continuing its track record of successful project releases, the Company launched Harman Kardon and JBL premium audio systems in the new Mercedes CLS and Peugeot 508, respectively. The Company also launched Harman Kardon branded audio in the new MINI Countryman.

Consumer Division

FY 2011 Key Figures – Consumer	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY11	3M FY10	Nominal	Local Currency[1]	6M FY11	6M FY10	Nominal	Local Currency[1]
Net sales	139	127	10%	16%	226	211	7%	13%
Gross profit	42	35	19%	26%	67	57	16%	23%
Percent of net sales	30.1%	27.8%			29.5%	27.1%
SG&A	31	30	5%	8%	55	51	9%	13%
Operating income	11	6	91%	137%	11	6	76%	129%
Percent of net sales	7.8%	4.5%			5.0%	3.1%
Restructuring-related costs	0	3			0	3
Goodwill impairment charge	0	0			0	0
Non-GAAP[1]
Gross profit	42	35	19%	26%	67	57	16%	23%
Percent of net sales	30.1%	27.8%			29.5%	27.1%
SG&A	31	26	17%	22%	55	47	17%	21%
Operating income	11	9	23%	40%	11	10	14%	34%
Percent of net sales	8.0%	7.1%			5.0%	4.7%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter were $139 million, an increase of 10 percent, or 16 percent in local currency. This growth was driven by our successful penetration in the Asian and Latin American markets and was aided by our recent acquisition of Selenium in Brazil. Gross margin on a non-GAAP basis in the second quarter increased to 30.1 percent, an increase of 2.3 percentage points. SG&A expense on a non-GAAP basis in the second quarter was $31 million compared to $26 million in the prior year. The increase was primarily due to expanded sales channels and increased marketing activities.

Consumer Division Highlights

Consumer and automotive electronics are converging, and during CES, Audi delivered a keynote speech signaling that global automotive players are influencing the direction of consumer electronics innovation. HARMAN met with major automotive customers, retail trade partners and numerous technology partners at CES to leverage its unique position as a leader in both of these markets.

In the US, the Company continued aggressive marketing with 250 unique stories generating 725 million consumer impressions, including featuring our new AKG Quincy Jones Signature headphones on The Ellen DeGeneres Show and achieving top Consumer Reports ratings for our AKG noise cancelling headphones.

In Europe, the Company launched a new series of lifestyle products, the Harman/Kardon BDS System with Blu-ray Disc™, generating an immediate market response. In Germany in particular, the Company took 4 market share points in the Audio Home Systems category and reached 10% market share in the category.

In the emerging markets of Brazil, India, and China, the Consumer Division grew by 4 times over the same period last year. In China, the Company achieved record high growth rates aided in part by the entry of European retailer MediaMarkt and by opening the Company’s first flagship store in Shanghai. HARMAN multimedia products now also have broader reach across China, thanks to a new relationship with China’s leading consumer electronics distributor, Digital China, which also represents brands such as Apple. As part of the Company’s online strategy, HARMAN products are now featured on one of China’s most popular on-line shopping sites. The Company also made inroads in major hotel channels with some of its consumer multimedia devices with wins at the JW Marriott Hotel in Shanghai and the Resort Hotel in Beijing.

Professional Division

FY 2011 Key Figures – Professional	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY11	3M FY10	Nominal	Local Currency[1]	6M FY11	6M FY10	Nominal	Local Currency[1]
Net sales	152	133	14%	15%	296	254	16%	17%
Gross profit	61	51	20%	21%	120	97	23%	24%
Percent of net sales	40.1%	38.3%			40.5%	38.2%
SG&A	38	30	24%	26%	71	60	19%	21%
Operating income	23	21	13%	14%	48	37	29%	29%
Percent of net sales	15.3%	15.5%			16.3%	14.7%
Restructuring-related costs	1	0			(3)	0
Goodwill impairment charge	0	0			0	0
Non-GAAP[1]
Gross profit	61	52	19%	20%	119	99	21%	22%
Percent of net sales	40.3%	38.9%			40.2%	38.8%
SG&A	37	31	18%	20%	73	61	20%	22%
Operating income	24	20	19%	20%	46	38	21%	22%
Percent of net sales	15.8%	15.2%			15.4%	14.8%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the second quarter were $152 million, an increase of 14 percent, or 15 percent in local currency. This growth was driven by our successful penetration in the Asian and Latin American markets and was aided in part by our recent acquisition of Selenium in Brazil. Gross margin on a non-GAAP basis in the second quarter increased to 40.3 percent, an increase of 1.4 percentage points. SG&A expense on a non-GAAP basis in the second quarter was $37 million compared to $31 million in the prior year. The increase was primarily due to expanded sales channels and increased marketing activities.

Professional Division Highlights

HARMAN continued to gain new ground with key project wins including sports stadiums, cruise ships, government facilities, concert halls, and cinemas in both domestic and international markets. HARMAN was featured at several high profile special events, including the 2010 Commonwealth Games in India. New JBL Pro series studio monitors and Soundcraft mixing consoles were installed on the set of Conan O’Brien’s new late-night talk show. Products launched during the quarter included new Crown Audio amplifiers featuring HARMAN’s GreenEdge™ energy-efficient technologies.

At the Super Bowl XLV game this Sunday, HARMAN professional systems will be center stage with the Black Eyed Peas during the half time performance.

Other (Corporate)

FY 2011 Key Figures – Other	Three Months Ended December 31				Six Months Ended December 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY11	3M FY10	Nominal	Local Currency[1]	6M FY11	6M FY10	Nominal	Local Currency[1]
SG&A	23	16	39%	39%	42	31	33%	33%
Restructuring-related costs	0	0			0	0
Non-GAAP[1]
SG&A	23	16	39%	39%	42	31	33%	33%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

SG&A expense increased in the second quarter primarily due to investments in corporate technology, innovation and marketing programs. The Company’s Corporate Technology Center (CTC) is driving cutting-edge development in areas such as connectivity and networking, mobile Internet such as Aha Mobile, cloud computing, advanced driver assistance, wireless technologies, and energy-efficiency.

Harman International Industries, Incorporated

Consolidated Statements of Operations

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Net sales	$956,081	$928,273	$1,793,027	$1,676,701
Cost of sales	687,341	676,639	1,299,716	1,232,839

Gross profit	268,740	251,634	493,311	443,862
Selling, general and administrative expenses	200,921	191,998	382,746	385,307
Loss on deconsolidation of variable interest entity	0	13,122	0	13,122
Goodwill impairment	0	9,276	0	12,292

Operating income	67,819	37,238	110,565	33,141
Other expenses:
Interest expense, net	5,764	8,625	11,910	18,188
Miscellaneous, net	2,405	903	3,932	2,147

Income from continuing operations before taxes	59,650	27,710	94,723	12,806
Income tax expense	6,598	10,700	14,283	5,697

Income from continuing operations net of taxes	53,052	17,010	80,440	7,109
Income from discontinued operations net of taxes	0	2,703	0	4,806

Net income	53,052	19,713	80,440	11,915
Less: Net income attributable to non-controlling interest	0	3,614	0	5,289

Net income attributable to Harman International Industries, Incorporated	$53,052	$16,099	$80,440	$6,626

Net income from continuing operations attributable to Harman International Industries, Incorporated:
Income from continuing operations, net of taxes	$53,052	$17,010	$80,440	$7,109
Less: Net income attributable to non-controlling interest	0	3,614	0	5,289

Net income from continuing ops attributable to Harman International Industries, Incorporated	$53,052	$13,396	$80,440	$1,820

Earnings per share from continuing operations attributable to Harman International Industries, Incorporated:
Basic	$0.75	$0.19	$1.14	$0.03
Diluted	$0.74	$0.19	$1.13	$0.03
Earnings per share from discontinued operations:
Basic	$0.00	$0.04	$0.00	$0.07
Diluted	$0.00	$0.04	$0.00	$0.07
Earnings per share:
Basic	$0.75	$0.23	$1.14	$0.09
Diluted	$0.74	$0.23	$1.13	$0.09
Weighted average shares outstanding:
Basic	70,972	70,474	70,818	70,324
Diluted	71,629	71,027	71,364	70,777

Harman International Industries, Incorporated

Consolidated Balance Sheet

(In thousands; unaudited)	December 31, 2010	June 30, 2010
ASSETS
Current assets
Cash and cash equivalents	$484,280	$645,570
Short-term investments	247,152	0
Accounts receivable	508,278	517,092
Inventories	429,303	353,123
Other current assets	164,373	158,194

Total current assets	1,833,386	1,673,979
Property, plant and equipment	426,749	421,949
Goodwill	113,941	105,922
Deferred tax assets, long term	223,906	247,602
Other assets	120,876	106,763

Total assets	$2,718,858	$2,556,215

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$265	$463
Short-term debt	1,180	13,472
Accounts payable	373,127	382,985
Accrued liabilities	380,100	363,261
Accrued warranties	105,812	99,329
Income taxes payable	9,917	3,941

Total current liabilities	870,401	863,451
Convertible senior notes	370,612	362,693
Other senior debt	924	1,209
Other non-current liabilities	199,651	193,970

Total liabilities	1,441,588	1,421,323

Total equity	1,277,270	1,134,892

Total liabilities and equity	$2,718,858	$2,556,215

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31, 2010
	GAAP	Adjustments	Non-GAAP
Net sales	$956,081	$0	$956,081
Cost of sales	687,341	(2,023)[a]	685,318

Gross profit	268,740	2,023	270,763
Selling, general and administrative expenses	200,921	(3,058)[b]	197,863
Loss on deconsolidation of variable interest entity	0	0	0
Goodwill impairment	0	0	0

Operating income	67,819	5,081	72,900
Other expenses:
Interest expense, net	5,764	0	5,764
Miscellaneous, net	2,405	0	2,405

Income from continuing operations before taxes	59,650	5,081	64,731
Income tax expense	6,598	1,802 [c]	8,400

Income from continuing operations net of taxes	53,052	3,279	56,331
Less: Net income attributable to non-controlling interest	0	0	0

Net income from continuing operations attributable to Harman International Industries, Incorporated	$53,052	$3,279	$56,331

Earnings per share from continuing operations attributable to Harman International Industries, Incorporated:
Basic	$0.75	$0.05	$0.79
Diluted	$0.74	$0.05	$0.79
Weighted average shares outstanding:
Basic	70,972		70,972
Diluted	71,629		71,629

(a)	Restructuring expense in Cost of Sales was $2.0 million due to projects to increase efficiency in manufacturing.
(b)	Restructuring expense in SG&A was $3.1 million due to projects to increase efficiency in engineering and administrative functions.
(c)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the discrete tax rate within that specific country.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Six Months Ended December 31, 2010
	GAAP	Adjustments	Non-GAAP
Net sales	$1,793,027	$0	$1,793,027
Cost of sales	1,299,716	(1,052)[a]	1,298,664

Gross profit	493,311	1,052	494,363
Selling, general and administrative expenses	382,746	(1,124)[b]	381,622
Loss on deconsolidation of variable interest entity	0	0	0
Goodwill impairment	0	0	0

Operating income	110,565	2,176	112,741
Other expenses:
Interest expense, net	11,910	0	11,910
Miscellaneous, net	3,932	0	3,932

Income from continuing operations before taxes	94,723	2,176	96,899
Income tax expense	14,283	1,070 [c]	15,353

Income from continuing operations net of taxes	80,440	1,106	81,546
Less: Net income attributable to non-controlling interest	0	0	0

Net income from continuing operations attributable to Harman International Industries, Incorporated	$80,440	$1,106	$81,546

Earnings per share from continuing operations attributable to Harman International Industries, Incorporated:
Basic	$1.14	$0.02	$1.15
Diluted	$1.13	$0.02	$1.14
Weighted average shares outstanding:
Basic	70,818		70,818
Diluted	71,364		71,364

(a)	Restructuring expense in Cost of Sales was $1.1 million due to projects to increase efficiency in manufacturing.
(b)	Restructuring expense in SG&A was $1.1 million due to projects to increase efficiency in engineering and administrative functions.
(c)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the discrete tax rate within that specific country.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended December 31, 2009
	GAAP	Adjustments	Non-GAAP
Net sales	$928,273	$0	$928,273
Cost of sales	676,639	(2,838)[a]	673,801

Gross profit	251,634	2,838	254,472
Selling, general and administrative expenses	191,998	(1,075)[b]	190,923
Loss on deconsolidation of variable interest entity	13,122	0	13,122
Goodwill impairment	9,276	(9,276)[c]	0

Operating income	37,238	13,189	50,427
Other expenses:
Interest expense, net	8,625	0	8,625
Miscellaneous, net	903	0	903

Income from continuing operations before taxes	27,710	13,189	40,899
Income tax expense	10,700	1,013 [d]	11,713

Income from continuing operations net of taxes	17,010	12,176	29,186
Less: Net income attributable to non-controlling interest	3,614	0	3,614

Net income from continuing operations attributable to Harman International Industries, Incorporated	$13,396	$12,176	$25,572

Earnings per share from continuing operations attributable to Harman International Industries, Incorporated:
Basic	$0.19	$0.17	$0.36
Diluted	$0.19	$0.17	$0.36
Weighted average shares outstanding:
Basic	70,474		70,474
Diluted	71,027		71,027

(a)	Restructuring expense in Cost of Sales was $2.8 million due to projects to increase efficiency in manufacturing.
(b)	Restructuring expense in SG&A was $1.1 million due to projects to increase efficiency in engineering and administrative functions.
(c)	Goodwill impairment charge was $9.3 million.
(d)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the discrete tax rate within that specific country.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Six Months Ended December 31, 2009
	GAAP	Adjustments	Non-GAAP
Net sales	$1,676,701	$0	$1,676,701
Cost of sales	1,232,839	(3,374)[a]	1,229,465

Gross profit	443,862	3,374	447,236
Selling, general and administrative expenses	385,307	(4,403)[b]	380,904
Loss on deconsolidation of variable interest entity	13,122	0	13,122
Goodwill impairment	12,292	(12,292)[c]	0

Operating income	33,141	20,069	53,210
Other expenses:
Interest expense, net	18,188	0	18,188
Miscellaneous, net	2,147	0	2,147

Income from continuing operations before taxes	12,806	20,069	32,875
Income tax expense	5,697	2,099 [d]	7,796

Income from continuing operations net of taxes	7,109	17,970	25,079
Less: Net income attributable to non-controlling interest	5,289	0	5,289

Net income from continuing operations attributable to Harman International Industries, Incorporated	$1,820	$17,970	$19,790

Earnings per share from continuing operations attributable to Harman International Industries, Incorporated:
Basic	$0.03	$0.26	$0.28
Diluted	$0.03	$0.25	$0.28
Weighted average shares outstanding:
Basic	70,324		70,324
Diluted	70,777		70,777

(a)	Restructuring expense in Cost of Sales was $3.4 million due to projects to increase efficiency in manufacturing.
(b)	Restructuring expense in SG&A was $4.4 million due to projects to increase efficiency in engineering and administrative functions.
(c)	Goodwill impairment charge was $12.3 million.
(d)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the discrete tax rate within that specific country.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Three Months Ended December 31,		Increase (Decrease)
	2010	2009
Net sales – nominal currency	$956,081	$928,273	3%
Effect of foreign currency translation[1]		(44,693)

Net sales – local currency	956,081	883,580	8%

Gross profit – nominal currency	268,740	251,634	7%
Effect of foreign currency translation[1]		(10,869)

Gross profit – local currency	268,740	240,765	12%

SG&A – nominal currency	200,921	214,396	(6%)
Effect of foreign currency translation[1]		(9,751)

SG&A – local currency	200,921	204,645	(2%)

Operating income – nominal currency	67,819	37,238	82%
Effect of foreign currency translation[1]		(1,119)

Operating income – local currency	67,819	36,119	88%

[1]	Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and goodwill charges
(In thousands; unaudited)	Three Months Ended December 31,		Increase (Decrease)
	2010	2009
Net sales – nominal currency	$956,081	$928,273	3%
Effect of foreign currency translation[1]		(44,693)

Net sales – local currency	956,081	883,580	8%

Gross profit – nominal currency	270,762	254,472	6%
Effect of foreign currency translation[1]		(11,107)

Gross profit – local currency	270,762	243,365	11%

SG&A – nominal currency	197,863	204,045	(3%)
Effect of foreign currency translation[1]		(9,673)

SG&A – local currency	197,863	194,372	2%

Operating income – nominal currency	72,900	50,427	45%
Effect of foreign currency translation[1]		(1,434)

Operating income – local currency	72,900	48,993	49%

[1]	Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Six Months Ended December 31,		Increase (Decrease)
	2010	2009
Net sales – nominal currency	$1,793,027	$1,676,701	7%
Effect of foreign currency translation[1]		(88,258)

Net sales – local currency	1,793,027	1,588,443	13%

Gross profit – nominal currency	493,311	443,862	11%
Effect of foreign currency translation[1]		(20,590)

Gross profit – local currency	493,311	423,272	17%

SG&A – nominal currency	382,746	410,721	(7%)
Effect of foreign currency translation[1]		(21,478)

SG&A – local currency	382,746	389,243	(2%)

Operating income – nominal currency	110,565	33,141	n.m.
Effect of foreign currency translation[1]		888

Operating income – local currency	110,565	34,029	n.m.

[1]	Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and goodwill charges
(In thousands; unaudited)	Six Months Ended December 31,		Increase (Decrease)
	2010	2009
Net sales – nominal currency	$1,793,027	$1,676,701	7%
Effect of foreign currency translation[1]		(88,258)

Net sales – local currency	1,793,027	1,588,443	13%

Gross profit – nominal currency	494,363	447,236	11%
Effect of foreign currency translation[1]		(20,888)

Gross profit – local currency	494,363	426,348	16%

SG&A – nominal currency	381,622	394,026	(3%)
Effect of foreign currency translation[1]		(20,947)

SG&A – local currency	381,622	373,079	2%

Operating income – nominal currency	112,741	53,210	112%
Effect of foreign currency translation[1]		58

Operating income – local currency	112,741	53,268	112%

[1]	Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.